SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 6, 2007

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.  Corporate Governance and Management.

Item 5.02  Departure of Named Executive Officer

On June 6, 2007 Cubic Corporation initiated the process of reorganizing the senior management of its two principal subsidiaries.  Under this plan, the President of its Defense Group (Gerald Dinkel, a named executive officer) will become a Senior Advisor.  In addition, the President of its Transportation Group (Richard Efland) will retire at the end of this year, as previously announced.  Both presidency positions will be eliminated.

The units of the Defense Group will be managed by the existing heads of the Readiness Systems, Communications and Electronics, and Mission Support units, who will assume direct General Managerial responsibility for those businesses.

In the Transportation Group, the functions of the office of the Presidency will be assumed by a Directorate composed of existing Senior Vice Presidents.

Cubic expects to enter into a one-year Advisory agreement with Mr. Dinkel, the details of which are in negotiation and will be subsequently reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	June 7, 2007
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel